UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2004

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 400, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2004, P. H. Glatfelter Company (the "Company") entered into a Change in Control Employment Agreement with John P. Jacunski, Vice President and Corporate Controller (the "Agreement"), which is identical to the form of Change in Control Employment Agreement by and between the Company and certain employees previously filed by the Company. Pursuant to the Agreement, in the event of a change in control of the Company (as defined in the Agreement), Mr. Jacunski will, for a period of two years, continue in the position he held prior to the change in control and will receive compensation and benefits from the Company at least equal to those paid to him prior to the change in control. The Agreement further provides that if, within two years following a change in control, his employment is terminated under certain conditions he will become entitled to additional payments and benefits. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the form of Agreement, which is Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

January 7, 2005	By:	John P. Jacunski

Name: John P. Jacunski
Title: Vice President and Corporate Controller